Exhibit 10.49

Ovintiv Canadian Pension Plan

Amended and Restated as of January 24, 2020

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Table of Contents

Part 1 – General	1
Article 1.1 – Definitions	1
Article 1.2 – Plan Establishment and Continuance	11
Article 1.3 – Eligibility, Participation and Transfers	12
Article 1.4 – Designation of Beneficiary	15
Article 1.5 – Administration and Amendment	17
Article 1.6 – Termination of the Plan	20
Article 1.7 – Funding	22
Article 1.8 – General Conditions	25
Part 2 – Defined Benefit Provisions	32
Article 2.1 – Required DB Contributions	32
Article 2.2 – Credited Interest and Return	34
Article 2.3 – Retirement Dates	36
Article 2.4 – Amount of Retirement Benefits	37
Article 2.5 – Normal Forms of Pension	42
Article 2.6 – Optional Forms of Lifetime Pension	44
Article 2.7 – Death Benefits	46
Article 2.8 –Termination Benefits	47
Article 2.9 – Optional DB Pension Benefits	50
Part 3 – Defined Contribution Provisions	52
Article 3.1 – Required DC Contributions	52
Article 3.2 – Employer Contributions	53
Article 3.3 – Maximum Contributions	54
Article 3.4 – Accounts	55
Article 3.5 – Retirement Benefits	57
Article 3.6 – Death Benefits	59
Article 3.7 – Termination Benefits	60
Appendix A – Mitigation of Maximum Defined Benefit Provisions	61
Appendix B – Involuntary Termination of Employment	62

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Appendix C – Provisions for Defined Class	63
Appendix D – Provisions for Members of Predecessor Plans	65

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Part 1 – General

Article 1.1 – Definitions

For the purposes of this Plan, the expressions set out below shall have the following meanings:

1.1.1	"Account" means one of the Accounts which are maintained under Part 3 in the Fund:
(a)	"Employee Account" means the separate Account maintained on behalf of a DC Participant in accordance with subsection 3.4.1(a).
(b)	"Company Account" means the separate Account maintained on behalf of a DC Participant in accordance with subsection 3.4.1(b).
(c)	"Forfeiture Account" means the separate Account maintained on behalf of the Company in accordance with Section 3.4.3.
(d)	"Voluntary Account" means the separate account maintained on behalf of a DB or DC Participant in accordance with subsection 3.4.2(a)(i).
(e)	"Voluntary Locked-In Account" means the separate account maintained on behalf of a DB or DC Participant in accordance with subsection 3.4.2(a)(ii).
1.1.2	"Accumulated Required Contributions" means the sum of a DB Participant's Required DB Contributions to the Plan and a Prior Plan, plus Credited Interest thereon.
1.1.3	"Accumulated Optional Contributions" means the sum of a Former AEC Participant's Optional DB Contributions to the AEC Plan, plus or minus Credited Return thereon.
1.1.4

"Actuarial Equivalent Value" means a value, actuarially equivalent to the comparator, as determined by the Company after consultation with the Actuary. The sex of the Participant, Designated Beneficiary and/or Spouse, as applicable, shall not be taken into account in determining the Actuarial Equivalent Value.

1.1.5

"Actuary" means the person, firm or corporation so designated by the Company, who shall be, or in the case of a firm or corporation, a member or employee of which shall be, a Fellow of the Canadian Institute of Actuaries.

1.1.6	"AEC Plan" means the Alberta Energy Company Ltd. Retirement Plan, as amended to December 31, 2002.
1.1.7

"Applicable Pension Laws" means the Employment Pension Plans Act (Alberta), and any relevant regulations thereto, as may be amended from time to time, or any similar statute adopted by the federal or any provincial government deemed applicable in a particular circumstance, including any relevant regulations thereto, as may be amended from time to time.

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1.1.8

"Benefit Accrual Rate" means the benefit accrual rate of 1.0%, 1.5% or 2.0%, as applicable, at which defined benefit pension benefits were accrued under the AEC Plan by a DB Participant in respect of AEC Pensionable Service.

1.1.9

"Board Committee" means any committee of directors of the Board of Directors which has been duly appointed and delegated certain responsibilities by the Board of Directors, as may be constituted from time to time in accordance with subsection 1.5.7(a).

1.1.10	"Board of Directors" means the Board of Directors of Ovintiv Canada ULC, as may be constituted from time to time.
1.1.11	"Canada Pension Plan" means the Canada Pension Plan (Canada) and any relevant regulations thereto, as may be amended from time to time.
1.1.12

"Commuted Value" means the lump sum Actuarial Equivalent Value of a DB Pension Benefit, which is in accordance with Applicable Pension Laws and Revenue Rules and, if applicable, the value of a DC Participant's Accounts eligible for transfer from the Plan.

1.1.13

"Company" means Ovintiv Canada ULC and any affiliated or subsidiary company or any partnership which is majority owned by Ovintiv Canada ULC, its affiliated and subsidiary companies, or any of them, and which is designated as a participating company or partnership by Ovintiv Canada ULC or is deemed to be a participating company under Revenue Rules. Notwithstanding the foregoing, where any reference in the Plan is made to any action to be taken, consent, approval or opinion to be given, discretion or decision to be exercised by the Company, "Company" means Ovintiv Canada ULC, acting through the Board of Directors, or any person duly authorized by the Board of Directors, Board Committee or Management Pension Committee, as applicable, for the purposes of the Plan.

1.1.14

"Continuous Service" means that continuous period of time during which a Participant is an Employee, measured by the Company from the date of the commencement of his employment, as determined by the Company, to the date of termination of such employment, whether such termination is by retirement, death or otherwise.

Continuous Service shall include:

(a)	any period prior to January 1, 2003 that was recognized as continuous service under a Prior Plan;
(b)	any period of temporary suspension of employment or temporary layoff of an Employee, where and as may be required by Applicable Pension Laws;
(c)	any approved leave of absence of an Employee, provided the Company has designated such period of leave of absence as Continuous Service; and
(d)	any sickness or accident leave of an Employee recognized by the Company.

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Employment with the Company occurring before a break in Continuous Service shall constitute a separate period of Continuous Service for calculation purposes.

1.1.15

"Credited Interest" means the amount of interest calculated in respect of Accumulated Required Contributions and Required DB Contributions in accordance with Sections 2.2.1 to 2.2.4 for the period in question.

1.1.16

"Credited Return" means the amount of investment return net of investment losses, which may be positive or negative, calculated in respect of Accumulated Optional Contributions and Optional DB Contributions in accordance with Section 2.2.5.

1.1.17	"DB Participant" means a Participant who is accruing DB Pension Benefits.
1.1.18	"DB Pension Benefits" means the benefits provided in accordance with Part 2 and the applicable provisions of Appendices A, B, C and D.
1.1.19	"DC Participant" means a Participant who is accruing DC Pension Benefits.
1.1.20	"DC Pension Benefits" means the benefits provided in accordance with Part 3 and the applicable provisions of Appendix C.
1.1.21	"Designated Beneficiary" means a person entitled to receive benefits payable hereunder, who has been so designated by the Participant in accordance with Article 1.4.
1.1.22

"Disability Earnings" means, in respect of a Participant who is totally disabled, as certified by a qualified medical doctor licensed to practice medicine in Canada, and recognized as such by the Company's long-term disability insurance provider, deemed Earnings which are adjusted on each January 1 that he remains so disabled on and after:

(a)	January 1, 2003 in the case of a Former AEC Participant; and
(b)	January 1, 2002 otherwise.

Such adjusted deemed Earnings shall be equal to the Participant's rate of Earnings as at the date of disability adjusted by the compounded increase, if any, in the Consumer Price Index less 1% per year between (c) and (d) below, but not less than zero:

(c)	the October 31 coincident with or next following his continual receipt for two years of long-term disability benefits from a Company-sponsored long- term disability insurance program; and
(d)	the October 31 immediately preceding the date of adjustment.
1.1.23	"Earliest Pension Commencement Date" means:
(a)	(i)in the case of a transfer by a Participant last employed by the Company in Alberta, the date upon which such Participant attains age 50;

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(ii)	in the case of a transfer by the Spouse of a Participant last employed by the Company in Alberta, the date upon which such Spouse attains age 50;
(b)

(i)in the case of a transfer by a Participant last employed by the Company in a jurisdiction other than Alberta, the date upon which such Participant attains age 55, or such other minimum age as specified under Applicable Pension Laws; and

(ii)

in the case of a transfer by the Spouse of a Participant last employed by the Company in a jurisdiction other than Alberta, the earliest of the date upon which either such Spouse or such Participant attains age 55, or such other minimum age as specified under Applicable Pension Laws.

1.1.24

"Earnings" means, subject to Appendix C, the basic periodic salary of the Participant, excluding any bonus, living allowance, overtime payment, shift differential, payment in lieu of vacation, contribution or any premium paid by the Company in respect of any employee benefit or otherwise, any honorarium, director's fee, commission, or any other type of additional earnings, payments or remuneration of any nature whatsoever which is granted or paid to the Participant, whether as a DB Participant or a DC Participant, as determined by the Company. Subject to limits imposed under Revenue Rules, "Earnings" includes the Participant's portion of earnings with a foreign affiliate or subsidiary of the Company that is recognized by the Company as the Participant's basic periodic salary for pension purposes under this Plan and, in which case, the earnings are deemed to have been received from the Company.

1.1.25	"Employee" means any person who is an employee of a Company, as determined by the Company. Any person who is:
(a)

suffering from a physical or mental impairment that prevents the individual from performing the duties of the employment in which the person was engaged with the Company before the commencement of the impairment;

(b)	receiving a disability benefit from a Company-sponsored or government- sponsored disability insurance program; and
(c)	recognized by the Company as an employee; shall be deemed to be an Employee.
1.1.26

"Excess Assets" means, while the Plan is ongoing, the amount, if any, by which, in the opinion of the Actuary and subject to Applicable Pension Laws, the going concern assets of the Fund which are not allocated to DC Participants' Accounts exceed the going concern actuarial liabilities in respect of DB Pension Benefits.

1.1.27

"Final Average Annual Earnings" means one-fifth of the highest sum of Earnings received by the DB Participant for any period of 60 consecutive completed calendar months during the 120 completed calendar months immediately preceding the date of his retirement, death before retirement, termination of employment, or the termination of the Plan, whichever first occurs. If the DB Participant has less than 60 months of Earnings,

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the average used shall be the annual average of the DB Participant's entire period of Earnings. Periods of Continuous Service without pay shall not be included in determining a DB Participant's Final Annual Average Earnings nor shall such periods of Continuous Service without pay be deemed to have interrupted the consecutiveness of the DB Participant's averaging period.

For the purposes of the foregoing paragraph only, with respect to any period of Continuous Service during which a DB Participant is employed on a Part-time basis, Earnings for such period shall be determined as the actual Earnings received by the DB Participant divided by the Part-time Service Fraction.

1.1.28

"Final Average Annual YMPE" means the average YMPE in effect during the 36 completed calendar months immediately preceding the DB Participant's retirement, death before retirement, termination of employment, or the termination of the Plan, whichever first occurs.

1.1.29	"Former AEC Participant" means a DB Participant who has AEC Pensionable Service.
1.1.30	"Fund" means the corpus and all earnings, appreciations or additions thereon and thereto held by the Funding Agency under the Funding Agreement.
1.1.31	"Funding Agency" means the trustee, or successor thereof, appointed by the Company to hold the Fund pursuant to the Funding Agreement.
1.1.32	"Funding Agreement" means the agreement or contract entered into between the Company and the Funding Agency establishing and maintaining the Fund, and amendments thereto.
1.1.33	"Latest Pension Commencement Date" means the first day of December of the calendar year during which a Participant attains age 71, or such other date that may be prescribed by Revenue Rules.
1.1.34	"Locked-In Retirement Fund" means a financial arrangement to which locked-in amounts transferred from the Plan may be made, being limited to:
(a)	a locked-in retirement account, as that term is described and regulated in Applicable Pension Laws;
(b)	a registered pension plan, if and to the extent the transferee plan will accept the transfer;
(c)	for Participants employed by the Company outside of Alberta, a life income fund, as that term is described and regulated in Applicable Pension Laws;
(d)	for Participants employed by the Company outside of Alberta, a locked-in retirement income fund, as that term is described and regulated in Applicable Pension Laws;

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(e)	for Participants employed by the Company outside of Alberta, an insurance company licensed to carry on a life insurance business in Canada, to purchase an immediate or deferred life annuity; or
(f)	for Participants employed by the Company outside of Alberta, such other registered vehicle as may be approved under Applicable Pension Laws and Revenue Rules;

provided, however, that:

(g)	a Participant shall not make a transfer under subsections (c) and (d) any sooner than his Earliest Pension Commencement Date;
(h)

a Participant shall not make a transfer under subsections (c) through (f) unless any spousal waiver as and in the form required under Applicable Pension Laws has been completed and filed with the Company;

(i)	retirement income shall not be paid any sooner than the Earliest Pension Commencement Date; and
(j)	the administrator of such arrangement agrees, in writing, to administer such transferred amount in accordance with Applicable Pension Laws.
1.1.35

"Management Pension Committee" means a committee of representatives of management of the Company or other officers, employees or representatives of the Company which has been duly appointed and delegated certain responsibilities by the Board of Directors, or Board Committee, as may be constituted from time to time in accordance with subsection 1.5.7(b).

1.1.36	"Normal Retirement Date" means the first day of the month coincident with or next following the date on which the Participant attains age 65.
1.1.37	"Optional DB Contributions" means optional ancillary contributions made by a Former AEC Participant to the AEC Plan.
1.1.38	"Optional DB Pension Benefits" means DB Pension Benefits provided to a Former AEC Participant in accordance with Article 2.9.
1.1.39

"Participant" means an Employee who has fulfilled the eligibility requirements for joining the Plan set forth in Article 1.3, and whose application for participation in the Plan has been recorded by the Company and includes a living former Employee who continues to be entitled to benefits under the Plan.

1.1.40	"Part-time" means engaged to work on less than a full-time basis, as determined by the Company.

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1.1.41	"Part-time Service Fraction" means, in respect of a DB Participant who is employed on a Part-time basis for all or any portion of a Plan Year, the ratio, as determined by the Company, that:
(a)	the DB Participant's normally scheduled hours of work during such period of Part-time employment; bear to
(b)	the normally scheduled full-time hours of work during such period for such DB Participant's position;

such ratio not to exceed 1.

1.1.42	"PEC Plan" means the Retirement Pension Plan for Employees of PanCanadian Energy Corporation, as amended to December 31, 2002.
1.1.43

"Pensionable Service" means, subject to Section 2.1.2, the number of years and fractions of years (to the nearest full month) during which a DB Participant makes Required DB Contributions including, where applicable, pensionable service recognized as such under a Prior Plan. Pensionable Service occurring before a break in Continuous Service shall constitute a separate period of Pensionable Service for calculation purposes. With respect to any period of Continuous Service during which a DB Participant is employed on a Part-time basis, Pensionable Service for such period shall be determined in accordance with the foregoing provisions of this Section multiplied by the Part-time Service Fraction.

(a)	"AEC Pensionable Service" means Pensionable Service rendered by the DB Participant under the AEC Plan.
(b)

"Ovintiv Pensionable Service" means Pensionable Service rendered by the DB Participant on or after January 1, 2003 plus Pensionable Service rendered under the PEC Plan before January 1, 1966 and between June 1, 2001 and December 31, 2002, inclusive.

(c)	"PEC Pensionable Service" means Pensionable Service rendered by the DB Participant under the PEC Plan that is not Ovintiv Pensionable Service.
1.1.44

"Plan" means the Ovintiv Canadian Pension Plan established with effect from January 1, 2003 including any changes, amendments or modifications thereto which have been made or which may from time to time be made by the Company.

1.1.45	"Plan Year" means the calendar year.
1.1.46	"Prior Plan" means either of the AEC Plan or the PEC Plan.
1.1.47	"Required DB Contributions" means the required contributions of a DB Participant to the Plan or to a Prior Plan while a defined benefit participant thereunder.

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1.1.48	"Required DC Contributions" means the required contributions of a DC Participant to the Plan or to a Prior Plan while a defined contribution participant thereunder.
1.1.49

"Revenue Rules" means the provisions of the Income Tax Act (Canada), and any relevant regulations thereto, as may be amended from time to time, pertaining to pension plans or funds registered under the Income Tax Act (Canada) as they may be applicable to the Plan.

1.1.50	"Spouse" means:
(a)

in relation to a Participant last employed by the Company in Alberta, that person who, at the earlier of the commencement of the Participant's pension or the date of the Participant's death, meets one of the following eligibility requirements:

(i)	the person who is married to the Participant and has not been living separate and apart from the Participant for more than three consecutive years; or
(ii)	if there is no person to whom subsection (i) applies, the person who, immediately preceding the relevant time, has lived with the Participant in a marriage-like relationship:
(A)	for a continuous period of at least 3years; or
(B)	of some permanence, if there is a child of the relationship by birth or adoption;
(b)

in relation to a Participant last employed by the Company in Saskatchewan, the person who, at the earlier of the commencement of the Participant's pension and the date of the Participant's death, meets one of the following eligibility requirements:

(i)	the person who is married to the Participant; or
(ii)

if the Participant is not married, the person with whom the Participant is cohabiting as husband and wife in a conjugal relationship and who has been cohabiting continuously with the Participant as his spouse for at least one year;

(c)

in relation to a Participant last employed by the Company in Nova Scotia, the person who, at the earlier of the commencement of the Participant's pension and the date of the Participant's death, meets one of the following eligibility requirements:

(i)	the person who is married to the Participant; or
(ii)	the person who is married to the Participant by a marriage that is voidable and has not been annulled by a declaration of nullity; or
(iii)	the person who has gone through a form of marriage with the Participant, in good faith, that is void and who is cohabitating with the Participant or, where they have

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ceased to cohabit, has cohabited with the Participant within the 12-month period immediately preceding the relevant time; or
(iv)	the person who is the Participant's domestic partner within the meaning of Section 52 of the Nova Scotia Vital Statistics Act, or
(v)	the person who is not married to the Participant, but who has cohabited in a conjugal relationship with the Participant:
(A)	for a period of at least three years, if either of them is married, or
(B)	for a period of at least one year, if neither of them is married.
(d)

in relation to a Participant last employed by the Company in Ontario, the person, who, at the earlier of the commencement of the Participant's pension and the date of the Participant's death, meets one of the following eligibility requirements:

(i)	the person who is married to the Participant; or
(ii)	the person who is not married to the Participant and is living with the Participant in a conjugal relationship:
(A)	continuously for a period of not less than one year; or
(B)	in a relationship of some permanence, if they are the natural or adoptive parents of a child, both as defined in the Family Law Act (Ontario);

provided that the person is not living separate and apart from the Participant at that time;

(e)

in relation to a Participant last employed by the Company in British Columbia, the person who, at the earlier of the commencement of the Participant's pension and the date of the Participant's death, meets one of the following eligibility requirements:

(i)

the person who is married to the Participant and who, if living separate and apart from the Participant at the relevant time, did not live separate and apart from the Participant for a continuous period longer than two years immediately preceding the relevant time; or

(ii)

if there is no person under subsection (i), the person who is living and cohabiting with such Participant in a marriage-like relationship, including a marriage-like relationship between persons of the same gender, and who lived and cohabited in that relationship in the two-year period immediately preceding the relevant time.

(f)	in relation to a Participant last employed by the Company in Newfoundland and Labrador, that person who, at the earlier of the commencement of the Participant's

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pension or the date of the Participant's death, meets one of the following eligibility requirements:
(i)	the person who is married to the Participant;
(ii)	the person who is married to the Participant by a marriage that is voidable and has not been voided by a judgment of nullity;
(iii)	the person who has gone through a form of marriage with the Participant, in good faith, that is void and is cohabiting or has cohabited with the Participant within the preceding year;
(iv)

in relation to a Participant who has a Spouse, as described in subsections (i), (ii) or (iii) above, means a person who is not the Spouse of the Participant, who has cohabited continuously with the Participant in a conjugal relationship for not less than three years; or

(v)

in relation to a Participant who does not have a Spouse, as described in subsections (i), (ii) or (iii) above, means a person who has cohabited continuously with the Participant in a conjugal relationship for not less than one year.

For the purposes of subsections (iv) and (v), the person must be cohabiting with the Participant or must have cohabited with the Participant within the preceding year.

1.1.51	"Superintendent" means the Superintendent of Pensions for the Province of Alberta.
1.1.52

"Surplus Assets" means, upon termination and winding-up of the Plan, the amount, if any, by which, in the opinion of the Actuary and as stated in the wind-up report filed with the Superintendent, the assets of the Fund which are not allocated to DC Participants' Accounts exceed the actuarial liabilities in respect of DB Pension Benefits.

1.1.53	"Three-Year Average Annual YMPE" means the average YMPE in the calendar year of retirement and the two immediately preceding calendar years.
1.1.54	"Valuation Date" means a day upon which the Funding Agency determines the value of each Account within the Fund in accordance with Section 3.4.5.
1.1.55	"Vesting Date" means the date upon which a Participant joins the Plan.
1.1.56	"YMPE" means the Year's Maximum Pensionable Earnings applicable at the time under the Canada Pension Plan.

Article 1.2 – Plan Establishment and Continuance

1.2.1	Plan Establishment

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Effective January 1, 2003, the Retirement Pension Plan for Employees of PanCanadian Energy Corporation (the "PEC Plan") was amended, restated and renamed as the Encana Corporation Canadian Pension Plan (the "Encana Plan"), and effective January 24, 2020, the Encana Plan was amended, restated and renamed as the Ovintiv Canadian Pension Plan (this "Plan"). Also, effective January 1, 2003, the Alberta Energy Company Ltd. Retirement Plan (the "AEC Plan") was merged into this Plan. The primary purpose of the Plan is to provide periodic payments to Participants of the Plan after retirement and until death in respect of their service as Participants. The purpose of the Plan is also to assist Participants in providing for their long-term retirement income.

1.2.2	Prior Plan Assets and Liabilities
(a)

The assets and liabilities of the PEC Plan and the AEC Plan (collectively, the "Prior Plans") formerly associated with Participants' defined contribution accounts thereunder have been merged under Part 3 and the applicable provisions of Appendix C of this Plan.

(b)	All other assets and liabilities formerly associated with the Prior Plans have been merged under Part 2 and the applicable provisions of Appendices A, B, C and D of this Plan.
(c)

For greater certainty, the DB and DC Pension Benefits in respect of Participants who retired, died or terminated employment under the provisions of the Prior Plans are continued under this Plan, but the provisions of this Plan shall not alter such DB and DC Pension Benefits unless specifically provided herein.

1.2.3	Prior Plan Guarantees

Nothing in this Plan shall have the effect of reducing any benefit provided under the Prior Plans to December 31, 2002 based on actual service rendered and earnings paid to such date, including any ancillary benefit for which the Participant had met, at such date, all the eligibility requirements under the Prior Plans.

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Article 1.3 – Eligibility, Participation and Transfers

1.3.2	Eligibility
(a)	Subject to subsection (b), an Employee shall be eligible to join the Plan:
(i)	in the case of a permanent Employee, upon appointment as a permanent Employee; and
(ii)	in the case of a temporary Employee, upon completion of two years of Continuous Service.
(b)

Notwithstanding subsection (a), an Employee shall not be eligible to join the Plan so long as he is actively accruing pensionable service or contributions in another pension plan sponsored by the Company or by a company or partnership that is affiliated with the Company.

1.3.3	Commencement

Subject to Appendix C, a permanent Employee shall be required to join the Plan on the first day of the month coincident with or next following his appointment as a permanent Employee. A temporary Employee may elect to join the Plan effective on the first day of any month coincident with or next following his date of eligibility. Notwithstanding the foregoing, all Employees, whether permanent or temporary, shall not simultaneously accrue pension benefits in more than one Company-sponsored registered pension plan.

1.3.4	Enrolment
(a)

Subject to Section 1.3.4, each participant in a Prior Plan shall become a DB Participant or a DC Participant hereunder depending upon whether he was, respectively, a defined benefit participant or a defined contribution participant under such Prior Plan.

(b)	Each eligible Employee, upon joining the Plan on or after January 1, 2003, shall become a DC Participant.
1.3.5	Transfer of Membership Between Provisions
(a)

Effective January 1, 2003 or January 1 of any year thereafter, a DB Participant shall be entitled to elect to discontinue accruing DB Pension Benefits and to become thereafter a DC Participant accruing DC Pension Benefits. Any such election shall be made by the DB Participant within 30 days immediately prior to the elected effective date or at such other time as may be approved by the Company in its discretion.

(b)	Subject to Appendix C, a DC Participant may not elect to become a DB Participant.

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1.3.6	Transfer of Benefits Between Provisions
(a)	If a DB Participant becomes a DC Participant pursuant to subsection 1.3.4(a), he shall remain entitled to his DB Pension Benefits earned prior to the date of becoming a DC Participant.
(b)	If a DC Participant becomes a DB Participant pursuant to Appendix C, he shall remain entitled to his DC Pension Benefits earned prior to the date of becoming a DB Participant.
1.3.7	Break In Service

If a Participant's Continuous Service ceases, that Participant's right to additional benefits under the Plan shall cease as of the date of cessation of Continuous Service. If a former Employee is subsequently re-employed by the Company, his participation in the Plan shall be as that of a new Employee, and if he had previously acquired a benefit under the Plan, such benefit shall not be modified by his subsequent re-employment by the Company.

1.3.8	Continuing Membership

Once an Employee becomes a Participant, withdrawal from the Plan is not permitted while he remains an Employee.

1.3.9	Continuance of Accruals During Leave of Absence

A Participant who is on an approved leave of absence during which the Participant does not have Earnings, and where legislation applicable to the Participant requires that the Participant be permitted to accrue DB or DC Pension Benefits during such period, or where legislation applicable to the Participant permits that the Participant be permitted to accrue DB or DC Pension Benefits during such period and the Company so permits, shall accrue the DB or DC Pension Benefits that he would have accrued during such period had he been in active employment, provided that in the case of a DB Participant he elects to make the Required DB Contributions in respect of such period. Such Required DB Contributions, if applicable, shall be based on the Participant's Earnings rate in force immediately prior to the commencement of such period of leave of absence. In no event, however, shall the total periods for which the Participant accrues DB or DC Pension Benefits under this Section or the corresponding provision of a Prior Plan exceed the sum of:

(a)	five years; and
(b)	the number of months of parenting leaves, as defined in the Revenue Rules, subject to a maximum of 36 months of such parenting leaves and a maximum of 12 months for any one parenting leave.

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For greater certainty, when, as permitted under the Employment Insurance Act (Canada) the duration of a Participant's parenting leave exceeds the 12-month limit set out in paragraph (b), above, the remaining period of parenting leave will be subject to, and reduce the limit set out in, paragraph (a), above.

Further, in no event shall the accrual of DB or DC Pension Benefits by a Participant pursuant to this Section indicate or imply that such Participant had Earnings for purposes of the Plan, including, without limitation, for purposes of calculating the Participant's Final Average Annual Earnings, in respect of any period of leave of absence during which DB or DC Pension Benefits are accrued pursuant to this Section.

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Article 1.4 – Designation of Beneficiary

1.4.1	Designation of Beneficiary

A Participant shall, on the application for participation, designate a beneficiary to receive the benefits payable under the Plan in the event of the Participant's death:

(a)	The Designated Beneficiary of a Participant without a Spouse may be the Participant's estate or any person.
(b)	The Designated Beneficiary of a Participant having a Spouse shall be such Spouse.
(c)

Notwithstanding subsections (a) and (b), for a Participant last employed by the Company in Alberta, British Columbia, Nova Scotia, Saskatchewan or Ontario, the Spouse of such Participant may waive, in prescribed form, and in accordance with Applicable Pension Laws, her right to be the Designated Beneficiary with respect to death benefits in accordance with Section 2.7.1 or 3.6.1, as applicable, in which case the Participant shall name a Designated Beneficiary pursuant to subsection (a) as though the Participant has no Spouse.

1.4.2	Change of Designated Beneficiary
(a)	Each Participant shall from time to time advise the Company of the full name and, for tax purposes only, the social insurance number of his Spouse, if any.
(b)

A Participant without a Spouse may, by written notice given to the Company during his lifetime, alter or revoke his Designated Beneficiary unless such designation is irrevocable under the applicable legislation. Any such written notice shall be in such form and executed in such manner as the Company may reasonably require.

1.4.3	Provision for Payment in Event of Death of Beneficiary

If the Designated Beneficiary pre-deceases the Participant and the Participant has designated no other Designated Beneficiary, benefits payable under the Plan after the death of the Participant shall be paid to the estate of the Participant.

1.4.4	Conflicting Claims

If there is a dispute as to whether a person is a Spouse, Designated Beneficiary or other person entitled to payments hereunder, or where two or more persons make conflicting or adverse claims in respect of a benefit, or where a person makes a claim that is inconsistent with information provided by the Participant, the Company shall take such steps or action it deems reasonable, including without limitation, obtaining court direction, and neither the Company, the Board of Directors, Board Committee, the Plan nor the Fund shall be held liable for any delays in payment of benefits hereunder or for

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loss or damage of any nature whatsoever as a result of any such dispute or the Company's steps, actions or decisions in respect of the resolution of same.

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Article 1.5 – Administration and Amendment

1.5.1	Primacy of Legislation

The Company shall administer the Plan in such a manner that, in the event there is a conflict between the Plan and any applicable legislation, the applicable legislation shall govern.

1.5.2	Jurisdiction

The court of competent jurisdiction to interpret and make determinations regarding the Plan shall be the Court of Queen's Bench of Alberta. The Plan shall be construed in accordance with the legislation of the Province of Alberta, unless the legislation of another jurisdiction has clear precedence. In the event of a conflict of applicable legislation, the Plan shall be construed and administered in accordance with the legislation of the Province of Alberta.

1.5.3	Responsibility for Plan

While the Plan remains in force, the Company shall have responsibility for, and control of, the Plan's operation and administration, and shall have the power and duty to take all action and to make all decisions and interpretations which shall be necessary or appropriate in order to administer and carry out the provisions of the Plan, including the power to prescribe required forms and to make and enforce such rules and regulations as it may deem necessary. The Board of Directors may delegate certain of its duties in respect of the Plan to a Board Committee, in accordance with Section 1.5.7.

1.5.4	Amendment of the Plan

The Company may amend the Plan, or any part hereof, at any time, and from time to time, to such extent as it may deem advisable, provided, however, that no amendment shall have the effect of reducing any benefit accrued to the date of the amendment by a Participant, Spouse or Designated Beneficiary based on actual service rendered and earnings paid to the date of the amendment. For greater certainty, any action taken in accordance within this Section may reduce any ancillary benefits as described in Applicable Pension Laws and as may be provided hereunder, unless the Participant affected has satisfied all the eligibility requirements hereunder for such ancillary benefits. Each amendment to the Plan shall be in writing and shall be executed on behalf of the Company by a member of the Board of Directors or Board Committee, as applicable, or by any officer or employee of the Company or other person or persons duly authorized by the Board of Directors or Board Committee, as applicable, to execute Plan amendments.

1.5.5	Amendment Required to Maintain Registration

Notwithstanding any other provisions of the Plan, the Company shall amend the Plan as is necessary to maintain the registration of the Plan under Applicable Pension Laws

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and/or under Revenue Rules. Section 1.5.4 shall not act to restrict the Company's ability to amend the Plan, including, but without limiting the generality of the foregoing, an amendment providing for benefits to be reduced, when the purpose of such amendment is to maintain the registration of the Plan.

1.5.6	Effective Date of Amendment

An amendment to the Plan shall normally be effective on the date specified in the amendment however, if the amendment creates additional benefits in respect of a period of employment after 1989 which must be certified by the Minister of National Revenue in accordance with Revenue Rules, the amendment shall not be effective until such certification has been received and no benefits shall be paid as a result of that amendment prior to certification. The Company shall not make any contributions to the Plan in respect of the amendment until such certification has been applied for.

1.5.7	Board Committee
(a)

The Board of Directors may appoint, and may delegate certain of its responsibilities in respect of the Plan to, a Board Committee, such responsibilities to be specified in a written mandate approved by the Board of Directors.

(b)	The Board of Directors or Board Committee, as applicable, may, by way of approved written mandate, delegate certain responsibilities in respect of the Plan to a Management Pension Committee.
(c)

No compensation shall be paid out of the Fund to any Employee member of the Management Pension Committee for his services to such committee, but the reasonable fees of a non-Employee member for such services may be paid by the Company or from the Fund, as directed by the Company.

(d)

Any expenses incurred by the Board of Directors, Board Committee or Management Pension Committee, as applicable, or any member thereof, in respect of his services to such committee may be paid by the Company or reimbursed from the Fund, as directed by the Company.

(e)

A member of the Board of Directors, Board Committee or Management Pension Committee, as applicable, and any duly authorized officer or employee of the Company, may rely in good faith on the statements, opinions or reports of the Actuary, the Funding Agency, an accountant, an appraiser, a lawyer, an investment manager or other professional advisor or consultant retained by the Board of Directors, Board Committee, the Company, or by a duly authorized officer or employee of the Company (including, without limitation, the Management Pension Committee), as applicable, to provide professional services or advice in respect of the Plan, the Fund, or any matter pertaining thereto.

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1.5.8	No Personal Liability

Subject to Applicable Pension Laws, the Board of Directors, Board Committee or any member thereof, or any duly authorized officer or employee of the Company (including, without limitation, the Management Pension Committee or any member thereof) shall not be liable to any person whatsoever for anything done or omitted to be done in respect of the administration of the Plan, the Fund, or any matter pertaining thereto, except where the act or omission was due to fraud, wilful misconduct or gross negligence on the part of the person against whom a claim is made.

1.5.9	Indemnification

The Company shall indemnify and save harmless the members of the Board of Directors and Board Committee, as applicable, and any other duly authorized officer, or employee of the Company (including, without limitation, members of the Management Pension Committee), whose responsibilities or duties on behalf of the Company involve any aspect of the administration of the Plan, the Fund or any matter pertaining thereto, from personal liability, including all legal costs, fees and related expenses, in respect of their respective acts or omissions in respect of the administration of the Plan, the Fund or any matter pertaining thereto, except where the act or omission was due to fraud, wilful misconduct or gross negligence on the part of such member, director, officer or employee.

1.5.10	Company Records

Whenever the records of the Company are used for the purposes of the Plan, such records shall be conclusive of the facts with which they are concerned.

1.5.11	Information Provided by the Participant

In the absence of actual notice to the contrary, the Company shall authorize payment in accordance with information provided by the Participant. In the event of a dispute, or where two or more persons make adverse claims in respect of a benefit, or where a person makes a claim that is inconsistent with information provided by the Participant, the provisions of Section 1.4.4 shall apply.

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Article 1.6 – Termination of the Plan

1.6.1	Right of Termination

The Company may terminate, merge, or spin-off the Plan, or any part hereof, at any time, and in that event all accrued benefits shall be calculated using actual service rendered and earnings paid to the effective date of such termination, merger or spin-off.

1.6.2	INTENTIONALLY DELETED
1.6.3	Wind-up

Upon the Plan being terminated, the Company shall wind up the Plan in accordance with Applicable Pension Laws.

1.6.4	Termination Priorities

In the event the Plan is terminated, the Company shall make the required contributions to the Fund pursuant to Section 1.7.6. Thereafter, the available assets shall be used in the following order of priority:

(a)	firstly, to provide for benefits equal to the value of all Accounts, excluding the Forfeiture Account;
(b)	secondly, after satisfying the requirements of subsection (a), to provide for benefits equal to the value of all Accumulated Required and Optional Contributions;
(c)

thirdly, after satisfying the requirements of subsections (a) and (b), to provide for the balance of the DB Pension Benefits accrued to the date of termination based on actual service rendered and earnings paid to such date, all determined in accordance with, and payable in accordance with the priorities established under Applicable Pension Laws; and

(d)

fourthly, in the event any Surplus Assets remain after all benefits referred to in subsections (a), (b) and (c) have been provided, such Surplus Assets may, subject to the requirements of Applicable Pension Laws, be withdrawn from the Fund for the benefit of the Company, and upon such withdrawal shall thereupon become assets of the Company.

1.6.5	Interpretation

The provisions of Section 1.6.4 apply without distinction between Participants, Spouses or Designated Beneficiaries.

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1.6.6	Effective Date of Termination

In the event the Plan, or any part hereof, is terminated pursuant to Section 1.6.1, the effective date of such termination shall be set by the Company. In the event the termination is directed by the Superintendent, the effective date of such termination shall be the earlier of the date on which all avenues of appeal by the Company are exhausted or the date on which the Company vacates its right of appeal.

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Article 1.7 – Funding

1.7.1	Plan Assets

All assets of, and contributions to, the Plan shall be held in the Fund in trust and administered by the Funding Agency in accordance with the terms of the Funding Agreement and in accordance with Applicable Pension Laws.

1.7.2	Purpose of the Fund
(a)

The Fund is established for the benefit of the Participants and their respective Spouses or Designated Beneficiaries, which benefit shall be deemed to include payment or reimbursement of all third party costs directly attributable to the administration of the Plan. The Company shall have primary responsibility for the payment of such costs, but may direct that the costs be paid from the Fund. Any third party costs directly attributable to the Plan and paid directly by the Company may be reimbursed by the Fund.

(b)

Where such costs are attributable to Part 3, the Company may direct that the costs shall be charged in an equitable manner to the Accounts. Notwithstanding the foregoing, the Company may elect to pay and/or charge costs differently between active and inactive DC Participants provided the costs charged to the Accounts of inactive DC Participants do not exceed a reasonable allocation of the actual costs incurred.

1.7.3	No Fund Allocation

No person shall have any interest in, nor right to, any part of the Fund except, and to the extent, provided in the Plan.

1.7.4	Change of Funding Agency

The Company may remove the Funding Agency at any time, and upon such removal, or upon resignation of the Funding Agency, the Company shall appoint a successor Funding Agency. However, any transfer of assets to a successor Funding Agency shall be made in accordance with Applicable Pension Laws and Revenue Rules.

1.7.5	Investment of the Fund

The investment of the Fund shall comply with the investment requirements of Applicable Pension Laws and Revenue Rules.

1.7.6	Company Contributions
(a)	The Company shall make contributions pursuant to the recommendation of the Actuary which will provide funding sufficient to meet the ongoing funding

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requirements and tests for solvency prescribed by Applicable Pension Laws but, provided that such recommendations and tests are satisfied, the Company shall not be required to make further contributions to the Plan. In the event the Plan is terminated, the Company shall make the recommended contributions accrued to the date of termination plus the additional contributions, if any, required by Applicable Pension Laws.

(b)

In the event there are Excess Assets under the Plan, such Excess Assets may be applied at the discretion of the Company to offset contributions otherwise recommended to be made by the Company under Part 2 or Part 3. In the absence of an election by the Company to apply Excess Assets to meet its recommended contributions under Part 3, the Excess Assets under the Plan shall, for purposes of the Revenue Rules, be deemed to be associated with Part 2.

1.7.7	Remittance of Contributions

Subject to Section 1.7.6, the Company shall pay to the Funding Agency:

(a)	all Required and Optional DB Contributions within 30 days following the end of the month for which the contributions are payable;
(b)	all Company contributions recommended to be made in respect of DB Pension Benefits within 30 days following the end of the month for which the contributions are recommended; and
(c)	all Company contributions recommended to be made in respect of
(d)	DC Pension Benefits within 30 days following the end of the month for which the contributions are payable.
1.7.8	Return of Contributions

In the event that the Company or a Participant makes a contribution to the Plan which would cause the revocation of the Plan's registration under Revenue Rules then, subject to conditions or approval procedures under Applicable Pension Laws, such contributions shall be returned to the Company or the Participant, as applicable.

1.7.9	No Further Obligation
(a)

All benefits payable under the Plan shall be paid, or provided for, solely from the Fund, and persons entitled to benefits hereunder shall look only to the assets of the Fund for payment. The Company's obligations hereunder are limited to the obligations expressly set forth herein.

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(b)	A lump sum payment or transfer to another vehicle shall constitute complete satisfaction of all obligations under the Plan related to the amount so paid or transferred.

1.7.10Source of Benefit Payments

The Company reserves the right to provide for the payment of pension benefits referred to in Part 2 or the applicable provisions of Appendices A, B, C and D of the Plan directly from the Fund or, in lieu thereof, may elect to transfer money from the Fund to purchase from a life insurance company licensed to transact annuity business in Canada, for the benefit of the Participant and/or his Spouse and/or Designated Beneficiary, as the case may be, a life annuity, the contract for which, when delivered to such Participant, Spouse or Designated Beneficiary, as the case may be, shall serve as a full discharge of the obligations of the Company, the Fund and the Plan and shall thereby terminate all of the rights of such Participant, Spouse or Designated Beneficiary under the Plan.

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Article 1.8 – General Conditions

1.8.1	No Employment Rights
(a)

The establishment and continuance of the Plan shall not be deemed to constitute a contract of employment between the Company and any Employee and further, shall not be deemed to create any rights between the Company and any person beyond those described and provided herein, including but not limited to any right or entitlement to non-pension retirement benefits.

(b)

Nothing contained herein shall be deemed to give to an Employee the right to be retained in the service of the Company or to interfere with the right of the Company to terminate the employment of such Employee at any time.

1.8.2	Application for Payments

A Participant, Spouse, Designated Beneficiary, or legal representative, as applicable in the circumstances, claiming payments under this Plan must make written application to the Company on the forms provided, together with evidence by way of affidavit, declaration or certificate, as the Company may reasonably require, substantiating such claim before any benefits are payable. Such written application must be submitted to the Company at least 30 days prior to the date of his actual or deemed retirement or at such other time as may be approved by the Company in its discretion.

1.8.3	Unclaimed Payments

In the event that a Participant, Spouse, Designated Beneficiary, or legal representative satisfactory to the Company, does not claim payments under this Plan within the time specified under Section 1.8.2, the obligation for payments remains but:

(a)

in the case of a DB Participant, no interest shall accrue on pension payments to the benefit of the DB Participant, his Spouse, Designated Beneficiary or legal representative. If a valid claim is subsequently made, the obligation of the Company shall be discharged by the timely payment of an amount equal to the simple sum of the pension payments which are then in arrears; and

(b)

subject to Section 3.5.3, in the case of a DC Participant, the DC Participant's Employee and Company Accounts shall continue to be maintained in accordance with Article 3.4 until a valid claim is made.

1.8.4	Timely Payments

All payments to be made out of the Fund shall be made within 60 days after the event giving rise to the payment, or the completion and filing of all documents required to authorize the making of the payment, whichever is the later.

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1.8.5	No Assignment

Subject to Section 1.8.7, all benefits to which a person is, or may become, entitled pursuant to the Plan are for the support and maintenance of such person and may not, in any manner, in whole or in part, be assigned, alienated, sold, transferred, pledged, hypothecated, encumbered or charged, and shall not be subject to attachment or otherwise by or on behalf of the creditors of such person, except for payment or transfer specifically allowed under the Plan.

1.8.6	Payment of Benefits on Behalf of Participant

If the Company receives evidence which, in its absolute discretion, is satisfactory to it that a person entitled to receive a payment under the Plan is a minor or is physically or mentally incompetent, the Company may direct the payment to any representative, trustee, guardian, attorney or other person or persons entitled at law to receive the payment on the person's behalf. Such payment shall be a complete discharge of the payment obligation under the Plan.

1.8.7	Support and Division of Property on Marriage Breakdown
(a)	Subject to Applicable Pension Laws and Revenue Rules, and any applicable federal or provincial law, a benefit under the Plan:
(i)

may be, in the case of proceedings in respect of the division of matrimonial property under the jurisdiction of Alberta, subject to entitlements arising under either a matrimonial property order within the meaning of the Matrimonial Property Act, being Chapter M-9 of the Statutes of Alberta, 1980, and any regulation and amendments thereto, issued by a court of competent jurisdiction, or a similar order enforceable in Alberta issued by a court outside of Alberta, or a matrimonial property agreement, as prescribed under Applicable Pension Laws;

(ii)

may be, in the case of proceedings in respect of the division of matrimonial property under the jurisdiction of a province other than Alberta, assigned, pledged, charged, encumbered or alienated to satisfy a division of matrimonial property, pursuant to a written agreement, decree, order or judgement of a competent tribunal; or

(iii)

may be, in the case of proceedings in respect of support or maintenance, subject to execution, seizure or attachment in satisfaction of an order for support or maintenance, pursuant to a decree, order or judgement of a competent tribunal provided such execution, seizure or attachment is in respect only of benefits in pay or, if in respect of a Participant last employed by the Company in a province other than Alberta, as may be permitted by Applicable Pension Laws.

(b)	The determination of the benefit payable to a person under subsection (a) shall be subject to Applicable Pension Laws and Revenue Rules.

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(c)

The Participant's benefit entitlements shall be reduced to account for the value of any settlement made under subsection (a). Such reduction shall be determined in accordance with Applicable Pension Laws and Revenue Rules.

(d)

In the event a Participant has commenced his pension prior to any settlement under subsection (a), the value of such settlement payable to his former Spouse, may, at the election of such former Spouse, be transferred to a Locked-In Retirement Fund in the name of such former Spouse.

1.8.8	Small Pensions and Transfer at Company's Discretion
(a)

Notwithstanding any other provision of the Plan, for a Participant last employed by the Company in Alberta, upon retirement, death, termination of employment or termination of the Plan, the Company, a Participant or, if applicable his Spouse, may direct that a lump sum, equal to the Commuted Value, be paid as full and final satisfaction of all claims under the Plan by the Participant or Spouse, or anyone claiming by, through or under them, if such Commuted Value does not exceed 20% of the YMPE for the year of benefit payment, or such other amount as provided under Applicable Pension Laws.

(b)	For a Participant last employed by the Company in a province other than Alberta, small pensions shall be determined, paid and transferred in accordance with Applicable Pension Laws.
1.8.9	Written Explanation

Pursuant to Applicable Pension Laws, each Employee and Participant shall be entitled to receive a written summary of the terms and conditions of the Plan and of any relevant amendments thereto, together with a summary explanation of his rights and obligations with respect to benefits available to him under the Plan. In the event of any conflict between a written summary or explanation and the text of the Plan, the text of the Plan shall prevail.

1.8.10	Headings

Headings wherever used herein are for reference purposes only and do not limit or extend the meaning of any of the Plan's provisions.

1.8.11	Construction

In the Plan, references to the masculine include the feminine and vice versa; references to the singular include the plural and vice versa, as the context requires; and references to a paragraph, subsection, Section, Article or Appendix mean a paragraph, subsection, Section, Article or Appendix of the Plan.

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1.8.12	Simultaneous Deaths

If a Participant and his Spouse or Designated Beneficiary die at the same time or in circumstances rendering it uncertain which of them survived the other, the Participant shall be deemed, for the purposes of the Plan, to have survived the Spouse or Designated Beneficiary.

1.8.13	Currency

All amounts payable under the Plan are stated and shall be paid in the lawful currency of Canada. If an amount of benefit or earnings entering into the computation of any benefit or contribution hereunder is expressed in a currency other than that of Canada, such amount shall be converted to Canadian currency prior to such computation based upon exchange rates established by the Company.

1.8.14	Deductions from Payments

All amounts payable under the Plan shall be subject to deductions required by law, including tax withholdings.

1.8.15	Transfer Option for Cash Settlement

Notwithstanding any other provision of the Plan, any person entitled to an amount hereunder in cash, may elect, subject to Revenue Rules, in lieu of receiving such amount in a cash settlement, to have the amount transferred to a retirement savings plan registered under Revenue Rules. Further, any such transfer shall serve as a full discharge of the obligations of the Company, the Fund and the Plan in respect of any such amount payable to such person.

1.8.16	Inspection
(a)

The Company shall permit an Employee or Participant, or such person as is required to be permitted under Applicable Pension Laws, to inspect, to make extracts from or to copy the Plan text and any other related documents required to be made available under Applicable Pension Laws, at such time and places as may be required by Applicable Pension Laws.

(b)

To the extent required by Applicable Pension Laws, the Company shall provide, on request, a Participant, or such person as is required to be permitted under Applicable Pension Laws, with copies of any of the documents required to be made available under Applicable Pension Laws, upon payment to the Company of a reasonable fee when permitted under Applicable Pension Laws.

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1.8.17	Severability

Each provision of the Plan or part thereof is distinct and severable, and if any provision of the Plan or part thereof is determined to be void or unenforceable in whole or in part, such determination shall not affect the validity or enforcement of any other provision or part thereof.

1.8.18	Governing Document

This document, as it may be amended from time to time, constitutes the Plan. No statement in any other document or communication, whether or not such document or communication is required by Applicable Pension Laws or Revenue Rules, shall create or confer any right or obligation other than as set out in this document or otherwise as required by Applicable Pension Laws or Revenue Rules, nor may any such document or communication be used or relied upon to interpret or vary any terms or provisions of the Plan.

1.8.19	INTENTIONALLY DELETED
1.8.20	Commutation for Non-Residents

A benefit, other than a monthly pension benefit, required to be paid under the Plan to:

(a)	a Participant last employed in Alberta or British Columbia who has ceased to accrue Continuous Service; or
(b)	the surviving Spouse or former Spouse of that Participant,

and who:

(c)	has provided to the Company written evidence that the Canada Revenue Agency has confirmed the Participant's status as a non-resident for the purposes of the Income Tax Act (Canada); and
(d)	if the Participant was last employed in British Columbia, has been absent from Canada for two or more years,

may be commuted and paid in a lump sum at the discretion of the person entitled to the benefit, provided that the appropriate forms are completed and filed as may be required by Applicable Pension Laws.

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1.8.21	Commutation for Shortened Life Expectancy

Where:

(a)	a benefit is required to be paid under the Plan to a Participant last employed in Alberta, British Columbia or Nova Scotia, other than a retired Participant in receipt of benefits; and
(b)

that Participant establishes that he has a terminal illness or disability which is likely to shorten his life expectancy considerably (or in the case of a Participant last employed in Nova Scotia, likely to shorten his life expectancy to less than two years), as certified by a written statement from a medical practitioner licensed to practice in Canada, then the Participant's Plan benefit may be commuted and paid in a lump sum or such other forms as permitted under Applicable Pension Laws, at the discretion of the Participant, provided that the appropriate forms are completed and filed as may be required by Applicable Pension Laws.

1.8.22	Benefits Statement
(a)	Within the period prescribed by Applicable Pension Laws, the Company shall provide:
(i)	to each Participant who is accruing Continuous Service, such information as prescribed by Applicable Pension Laws; and
(ii)	to each other person as may be required by Applicable Pension Laws, a written statement containing the information prescribed by Applicable Pension Laws.
(b)

Upon termination of employment of a Participant or upon termination of the Participant's active membership in the Plan, the Company shall provide to the Participant (or the person entitled to benefits in the event of the Participant's death) within the period prescribed by Applicable Pension Laws, a written statement containing the information prescribed under Applicable Pension Laws in respect of the benefits and options to which the Participant or other person is entitled.

1.8.23	Other Information

The Company shall provide such other information or written statements regarding the Plan as is required under Applicable Pension Laws and Revenue Rules.

1.8.24	Limitation

Such explanation, statement or right of disclosure of the Plan text and other documents provided shall have no effect on the rights or obligations of any person under the Plan, and shall not be referred to in interpreting or giving effect to the provisions of the Plan.

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None of the Company, any employee, officer or director of those entities who is involved in the administration of the Plan, shall be liable for any loss or damage claimed by any person to have been caused by any error or omission in such explanation, statement or other information.

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Part 2 – Defined Benefit Provisions

Article 2.1 – Required DB Contributions

2.1.1	Required DB Contributions

Subject to Sections 2.1.2 and 2.1.4, each DB Participant, commencing on the date on which he becomes a DB Participant and ending on the date he is no longer accruing Pensionable Service, shall be required to contribute to the Fund, through payroll deductions, 4% of his Earnings, subject to a maximum total amount in each Plan Year equal to 1/3 of the money purchase maximum dollar limit specified in the Revenue Rules as applicable in that calendar year.

2.1.2	Disability
(a)

In the event an active DB Participant is totally disabled, as certified by a qualified medical doctor licensed to practice medicine in Canada and as recognized by the Company's long-term disability insurance provider, he shall not be required to contribute to the Plan for the period of time during which he is in receipt of benefits from the Company's long-term disability plan. Such DB Participant shall accrue Pensionable Service while totally disabled, and shall continue to accrue pension benefits based on his Disability Earnings for so long as he continues to receive the aforementioned long-term disability benefits. If such DB Participant was employed on a Part-time basis at the date of disability, pension benefits shall continue to accrue as though he remained a Part-time Employee throughout the period of disability.

(b)	In no event, however, shall a totally disabled DB Participant accrue pension benefits after the earlier of the DB Participant's Normal Retirement Date and the date of termination of the Plan.
2.1.3	Excess Accumulated Required DB Contributions
(a)	Subject to paragraph (b), in the event that the Plan is terminated, or a DB Participant ceases to be an Employee by reason of:
(i)	retirement;
(ii)	death; or
(iii)	termination of employment;

and his Accumulated Required Contributions at such date exceed one-half of the Commuted Value of his DB Pension Benefits that relate to his membership in the Plan during the period in which he was required to make contributions on and after the date required by the Applicable Pension Law, excluding Optional DB Pension Benefits, at such date, the amount of the excess shall be paid to the Participant, his

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Spouse or his Designated Beneficiary, as appropriate. Where the Participant was last employed by the Company in Alberta, British Columbia or Nova Scotia, the Participant or his Spouse, as applicable, may alternatively elect to have the excess transferred to:

(A)	another pension plan, if and to the extent that the other plan allows the transfer;
(B)	a retirement savings plan or retirement income fund registered under Revenue Rules; or
(C)	an insurance company to purchase a deferred annuity.
(b)

Notwithstanding paragraph (a), if the DB Participant was last employed by the Company in British Columbia and the DB Participant so elects, the excess contributions shall be applied to increase the lifetime pension benefits otherwise payable to the DB Participant. For greater certainty, in the event the Commuted Value of the total DB Pension Benefits is transferred to a Locked-In Retirement Fund in accordance with Section 2.4.9 or subsection 2.8.2(a)(ii), the additional lifetime pension benefits derived from the excess contributions shall not be taken into account in determining the maximum transferable amount in accordance with subsection 2.8.2(c).

2.1.4	Maximum Contributions

Notwithstanding the provisions of this Article 2.1 or Section 1.3.8, no DB Participant shall make Required DB Contributions after his Latest Pension Commencement Date, nor in an amount which exceeds the annual maximum permitted under Revenue Rules, nor beyond five years after becoming employed by a foreign associate or affiliate of the Company, unless such continued contributions are permitted under Revenue Rules.

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Article 2.2 – Credited Interest and Return

2.2.1	Annual Application of Credited Interest

Effective December 31 of each Plan Year, the Company shall calculate and credit to each DB Participant the interest accrued on his beginning-of-year Accumulated Required Contributions and on his Required DB Contributions for that Plan Year.

2.2.2	Calculation of Annual Credited Interest

The Credited Interest for each Plan Year accrued for each DB Participant shall be the sum of:

(a)	the rate of interest for such Plan Year times the DB Participant's Accumulated Required Contributions at December 31 of the prior Plan Year;

PLUS

(b)

the rate of interest for such Plan Year times the DB Participant's Required DB Contributions made in such Plan Year times the number of half-months from the mid-point in time during which such contributions were made to December 31 divided by 24.

2.2.3	Calculation of Final Year's Credited Interest

The Credited Interest for the final Plan Year of each DB Participant shall be the sum of:

(a)

the rate of interest for such final Plan Year times such DB Participant's Accumulated Required Contributions at December 31 of the prior Plan Year times the number of completed months prior to the date of calculation divided by 12;

PLUS

(b)

the rate of interest for such final Plan Year times the DB Participant's Required DB Contributions made in such final Plan Year times the number of half-months from the mid-point in time during which such contributions were made to the end of the month immediately preceding the date of calculation divided by 24.

2.2.4	Rate of Credited Interest

The rate of interest for each Plan Year shall be established by the Company in December of the prior year provided, however, that the rate of interest for each Plan Year shall be not less than CANSIM Series B 14045 averaged over the most recent 12 months for which data is available.

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2.2.5	Credited Return
(a)

An individual account, entitled Accumulated Optional Contributions, shall be maintained by the Funding Agency in the Fund with respect to each Former AEC Participant. This account shall be credited with Optional DB Contributions made by the Former DC Participant, including amounts transferred from the Former DC Participant's optional ancillary account, if any, under the AEC Plan. The operation of such individual account, including the investment of the account, the crediting of the account with Optional DB Contributions, the crediting of the account with investment return, and the valuation of the account, shall be governed by Article 3.4 as though the account were an Account under Part 3. Notwithstanding the foregoing, such individual account shall be an account under Part 2.

(b)

If a Former AEC Participant has designated all or a portion of his Optional DB Contributions to be in respect of Pensionable Service rendered prior to 1990, the Funding Agency shall maintain sub-accounts within his Accumulated Optional Contributions to distinguish between Accumulated Optional Contributions made in respect of Pensionable Service rendered before 1990 and after 1989.

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Article 2.3 – Retirement Dates

2.3.1	Normal Retirement

A DB Participant may elect to retire on his Normal Retirement Date.

2.3.2	Early Retirement

A DB Participant may elect, on or after his Vesting Date, to retire on the first day of any month which falls within the 10-year period immediately preceding his Normal Retirement Date.

2.3.3	Postponed Retirement

A DB Participant who is still an Employee may elect to retire on the first day of any month after his Normal Retirement Date. In any case, however, pension payments must commence not later than the DB Participant's Latest Pension Commencement Date and thereupon the DB Participant shall cease to accrue additional benefits.

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Article 2.4 – Amount of Retirement Benefits

2.4.1	Unadjusted Pension Amount – Normal Retirement

The annual lifetime pension to which a DB Participant shall become entitled on his Normal Retirement Date shall be equal to:

(a)	2.0% multiplied by the Ovintiv Pensionable Service of the DB Participant, with the result of that calculation multiplied by the DB Participant's Final Average Annual Earnings;

PLUS

(b)	1.4% multiplied by the PEC Pensionable Service of the DB Participant, with the result of that calculation multiplied by the lesser of:
(i)	the DB Participant's Final Average Annual Earnings; or
(ii)	the Final Average Annual YMPE;

PLUS

(c)

2.0% multiplied by the PEC Pensionable Service of the DB Participant, with the result of that calculation multiplied by the amount, if any, by which the DB Participant's Final Average Annual Earnings exceed the Final Average Annual YMPE;

PLUS

(d)

the Benefit Accrual Rate of the DB Participant multiplied by the AEC Pensionable Service of the DB Participant, with the result of that calculation multiplied by the DB Participant's Final Average Annual Earnings;

MINUS

(e)	125% of the Benefit Accrual Rate of the DB Participant multiplied by the AEC Pensionable Service of the DB Participant, with the result of that calculation multiplied by 25% of the lesser of:
(i)	the DB Participant's Final Average Annual Earnings; or
(ii)	the Final Average Annual YMPE.

Notwithstanding the foregoing, if different Benefit Accrual Rates were applicable under the AEC Plan to a Former AEC Participant in respect of different periods of AEC Pensionable Service, the DB Pension Benefits determined in accordance with subsections

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(d) and (e) shall be determined separately with respect to each such period of AEC Pensionable Service.

2.4.2	Early Retirement
(a)

Subject to subsections (c) and (d), a DB Participant who is actively employed by the Company and who elects to retire pursuant to Section 2.3.2 shall receive an immediate lifetime pension commencing on his early retirement date which shall be calculated firstly in accordance with Section 2.4.1 and then reduced by:

(i)

in respect of the DB Participant's lifetime pension earned in respect of AEC Pensionable Service, 0.25% times the number of months in excess of 36 by which the DB Participant's early retirement date precedes his Normal Retirement Date; and

(ii)

in respect of the remainder of the DB Participant's lifetime pension, 0.25% times the number of months in excess of 60 by which the DB Participant's early retirement date precedes his Normal Retirement Date.

(b)

Subject to subsections (c) and (d), a Former AEC Participant who is actively employed by the Company and who elects to retire pursuant to Section 2.3.2 shall receive an immediate bridge pension which shall be calculated firstly in accordance with subsection 2.4.1(e) and then reduced by 0.25% times the number of months in excess of 36 by which the Former AEC Participant's early retirement date precedes his Normal Retirement Date.

(c)

Notwithstanding subsections (a) and (b), but subject to subsection (d), if a DB Participant has attained 30 years of Continuous Service, excluding any period of layoff, no early retirement reduction shall be applied to his lifetime pension benefits under subsection (a) in respect of Ovintiv Pensionable Service and PEC Pensionable Service.

(d)

Notwithstanding subsections (a), (b) and (c), if a DB Participant is actively employed by the Company and elects to retire pursuant to Section 2.3.2 but does not wish to receive an immediate pension pursuant to this Section 2.4.2, his DB Pension Benefits shall instead be determined in accordance with Article 2.8.

2.4.3	Postponed Retirement

A DB Participant who retires after his Normal Retirement Date pursuant to Section 2.3.3 shall receive an immediate lifetime pension commencing on his postponed retirement date calculated in accordance with Section 2.4.1.

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2.4.4	Maximum Lifetime Pension

The amount of annual lifetime pension payable under Part 2 and Appendices A, B, C and D to a DB Participant shall not exceed the product of (a), (b) and (c), where:

(a)	is the lesser of:
(i)	2.0% of the DB Participant's highest average compensation as defined in Regulation 8504(2) of the Revenue Rules; and
(ii)	$2,494.44 or such other amount as determined from time to time under Revenue Rules;
(b)	is the DB Participant's Pensionable Service prior to January 1, 1990 to a maximum of 35 years, plus the DB Participant's Pensionable Service after December 31, 1989; and
(c)	is 100.00% less 0.25% for each month, if any, by which the last day of the month of retirement precedes the earliest of:
(i)	the date the DB Participant attains age 60;
(ii)	the date the DB Participant completed or would have completed, had the DB Participant continued in employment, 30 years of Continuous Service excluding any period of layoff; and
(iii)	the date on which the sum of the DB Participant's age and Continuous Service excluding any period of layoff is or would have been, had the DB Participant continued in employment, equal to 80.

Notwithstanding subsection (a)(ii), in respect of Pensionable Service rendered before 1990 that was not pensionable under a Prior Plan when originally rendered, the multiplier applied in respect of such Pensionable Service shall be limited to two-thirds of the amount defined in subsection 2.4.4(a)(ii) or such other amount as determined from time to time under Revenue Rules.

2.4.5	Maximum Bridge Pension

The amount of annual bridge pension, if any, payable under Part 2 and Appendices A, B, C and D to a DB Participant shall not exceed the product of (a), (b) and (c), where:

(a)	is the sum of:
(i)	the maximum annual benefit payable at age 65 under the Old Age Security Act as at the DB Participant's retirement date; and
(ii)	the maximum annual benefit payable at age 65 under the Canada Pension Plan as at the DB Participant's retirement date times the ratio, not to exceed 1.0, of the

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DB Participant's Final Average Annual Earnings to the Final Average Annual YMPE;
(b)	is 100.0% less 0.25% for each month, if any, by which the last day of the month of retirement precedes the date the DB Participant attains age 60; and
(c)	is the ratio of the Pensionable Service of the DB Participant to 10, such ratio not to exceed 1.0.
2.4.6	Maximum Total Pension

The total amount of annual lifetime pension and annual bridge pension payable under Part 2 and Appendices A, B, C and D to a DB Participant shall not exceed the aggregate of (a) times (b), plus (c) times (d), where:

(a)	is $2,494.44 or such other amount as determined from time to time under Revenue Rules;
(b)	is the DB Participant's Pensionable Service;
(c)	is 25% of the Three-Year Average Annual YMPE; and
(d)	is 1/35 of the DB Participant's Pensionable Service, but not to exceed 1.0.

If such total amount of annual pension would otherwise exceed such aggregate, the DB Participant's annual bridge pension shall be reduced until such total amount of annual pension equals such aggregate.

2.4.7	Adjustments to Pension

The Company may, subject to the funding requirements of Applicable Pension Laws and to Section 2.8.3, and at its sole discretion, from time to time increase the pension being paid to a retired DB Participant or to the Spouse of a deceased retired DB Participant. However, such increases must be limited to increases in the Consumer Price Index after the benefits commence to be paid in accordance with Article 2.3, and shall be in accordance with Applicable Pension Laws and Revenue Rules.

2.4.8	Excess Accumulated Required Contributions

In addition to the foregoing, Section 2.1.3 shall apply.

2.4.9	Portability Right
(a)	Notwithstanding Sections 2.4.1, 2.4.2 and 2.4.3, a retiring DB Participant may elect at retirement to transfer the Commuted Value of his DB Pension Benefits to a Locked-In Retirement Fund.

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(b)	The sum of any amount transferred under subsection (a) and any excess contributions transferred under subsection 2.1.3(b) shall not exceed the product of:
(i)	the annual amount of pension computed in accordance with Section 2.4.1, but limited to the product of subsection 2.4.4(a) times subsection 2.4.4(b); and
(ii)	the appropriate factor from the table in subsection 2.8.2(c)(ii).

If the DB Participant elects a transfer under subsection (a) and/or subsection 2.1.3(b) and the total amount intended to be transferred exceeds the maximum transferable amount determined above, such excess shall be paid to the DB Participant in cash.

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Article 2.5 – Normal Forms of Pension

2.5.1	Normal Form of Lifetime Pension - Without a Spouse

The normal form of lifetime pension benefits for a DB Participant without a Spouse shall be:

(a)	a life annuity with a term of 120 months certain;
(b)	payable monthly in arrears commencing with the month of retirement to, and including, the month in which the DB Participant dies.

Upon the death of the DB Participant and subject to the Revenue Rules, the Designated Beneficiary of the DB Participant may elect to receive, in a lump sum, the Commuted Value of the remaining guaranteed payments, if any.

2.5.2	Normal Form of Lifetime Pension - With a Spouse

The normal form of lifetime pension benefits for a DB Participant with a Spouse shall be:

(a)

a pension payable to the DB Participant during their joint lives, reduced on the DB Participant's death to 60% of the amount then payable to his surviving Spouse. Following the death of both the DB Participant and the Spouse, a further lump sum payment equal to the excess, if any, of 60 times the original monthly pension payment amount over the simple sum of the pension payments received by the DB Participant and his Spouse, shall be made to:

(i)	the Designated Beneficiary of the DB Participant, if the DB Participant is the last to die; or
(ii)	the estate of the Spouse, if the Spouse is the last to die;
(b)

payable monthly in arrears commencing with the month of retirement to, and including, the month in which the DB Participant dies. The lifetime pension payable to the surviving Spouse shall be payable monthly in arrears commencing with the month following the DB Participant's death to, and including, the month in which the Spouse dies.

2.5.3	Normal Form of Bridge Pension – With or Without a Spouse

The normal form of bridge pension benefits for a Former AEC Participant shall be payable monthly in arrears commencing with the month of retirement to, and including the month in which the Former AEC Participant dies, in accordance with Section 2.5.1, except that in no event shall payments continue beyond the end of the month immediately preceding the Former AEC Participant's Normal Retirement Date.

Upon the death of the Former AEC Participant:

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(a)

if the Former AEC Participant has a surviving Spouse at the date of death, the remaining guaranteed payments shall be continued during the lifetime of the surviving Spouse but not beyond the end of the month immediately preceding the Former AEC Participant's Normal Retirement Date. Upon the death of such surviving Spouse before all remaining guaranteed payments have been made to her, or earlier at her election, the Commuted Value of the then-remaining guaranteed payments shall be paid in a lump sum to the Spouse or to the estate of the Spouse, as applicable; and

(b)

if the Former AEC Participant has no surviving Spouse at the date of death, the Commuted Value of the remaining guaranteed payments shall be paid in a lump sum to the Designated Beneficiary of the Former AEC Participant.

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Article 2.6 – Optional Forms of Lifetime Pension

2.6.1	Optional Forms of Lifetime Pension

In lieu of the normal forms of lifetime pension described in Sections 2.5.1 and 2.5.2, a DB Participant may elect at retirement one of the optional forms of lifetime pension set forth below. The optional form of lifetime pension shall be, subject to Section 2.4.4, of Actuarial Equivalent Value to the normal form of lifetime pension benefits described in Sections 2.5.1 or 2.5.2, as applicable. No election by a DB Participant may be made hereunder which reduces the lifetime pension the Spouse of such DB Participant would otherwise receive pursuant to Section 2.5.2.

(a)	Life Annuity with a Guaranteed Period

A life annuity with the payments guaranteed for a period of 60 months or 180 months. This option is only available to a DB Participant without a Spouse.

(b)	Participant and Survivor Annuity

An annuity payable as described in subsection 2.5.2(a), but with either 80% or 100% continuation to the surviving Spouse. This option is only available to a Participant with a Spouse.

(c)	Other Optional Forms

Subject to the other provisions of this Section 2.6.1, any other form acceptable to the Company which provides an annuity for the DB Participant's life and which has a guaranteed period, if any, not exceeding 15 years.

Regardless of the form of lifetime pension elected by a Former AEC Participant, his bridge pension benefits shall be paid in accordance with Section 2.5.3.

2.6.2	Optional Form Election Date

A DB Participant entitled to receive lifetime pension payments who wishes such payments to be made in other than the normal form must submit written election to the Company. Such written election shall be submitted at least 30 days prior to the date of his elected retirement or, subject to Applicable Pension Laws, such other date as may be acceptable to the Company, in its sole discretion.

2.6.3	Shortened Life Expectancy - Ontario Participants

An annuity currently being paid, or required to be paid, under the Plan to a Participant last employed by the Company in Ontario may be commuted and paid in a lump sum at the discretion of the DB Participant if the DB Participant:

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(a)

establishes that he has an illness or physical disability that is likely to shorten his life expectancy to less than two years, as certified by a written statement from a qualified medical doctor licensed to practice in Canada;

(b)	provides an application to the Company in the prescribed form; and
(c)	satisfies any other conditions prescribed by Applicable Pension Laws.

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Article 2.7 – Death Benefits

2.7.1	Death Benefits
(a)

In the event a DB Participant whose Designated Beneficiary is not his Spouse dies prior to the effective date of the Participant's retirement election, his Designated Beneficiary shall receive a lump sum amount equal to 100% of the Commuted Value of the DB Pension Benefits accrued by the DB Participant at his date of death.

(b)

In the event a DB Participant whose Designated Beneficiary is his Spouse dies prior to the effective date of the Participant's retirement election, his Spouse shall receive, by way of a transfer to a Locked-In Retirement Fund or to an insurance company to purchase an immediate or deferred life annuity in accordance with Section 1.7.10, 100% of the Commuted Value of the DB Pension Benefits accrued by the DB Participant at his date of death.

In relation to a DB Participant employed by the Company in Nova Scotia and Saskatchewan, the Spouse may choose, in lieu of a transfer to a Locked-In Retirement Fund or to an insurance company, to receive a lump sum amount equal to 100% of the Commuted Value of the DB Pension Benefits accrued by the DB Participant at his date of death.

ln relation to a DB Participant last employed by the Company in Nova Scotia, the surviving Spouse may choose in lieu of a transfer to a Locked-ln Retirement Fund to receive an immediate or deferred pension, the Commuted Value of which is equal to the 100% of the Commuted Value of the DB Pension Benefits accrued by the DB Participant at his date of death. ln the event the surviving Spouse of a DB Participant last employed by the Company in Nova Scotia fails to make an election within the time limit required by the Company or the Applicable Pension Law, such surviving Spouse is deemed to have elected to receive an immediate pension.

(c)	In addition to the foregoing, Section 2.1.3 shall apply.
(d)	In calculating benefits in accordance with subsections (a), (b) and (c), the DB Participant shall be deemed to have:
(i)	retired on his date of death, if the DB Participant was within 10 years of his Normal Retirement Date on his date of death; or
(ii)	terminated employment on his date of death, otherwise.

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Article 2.8 –Termination Benefits

2.8.1INTENTIONALLY DELETED

2.8.2Termination

In the event a DB Participant terminates employment for any reason other than death or retirement:

(a)	He shall elect either:
(i)

subject to Section 2.8.3, to receive a deferred lifetime pension calculated in accordance with Section 2.4.1 and a deferred bridge pension calculated in accordance with Section 2.4.2(b), payable monthly in arrears and commencing:

(A)	in respect of AEC Pensionable Service, 36 months before his Normal Retirement Date; and
(B)	in respect of the remainder of his Pensionable Service, 60 months before his Normal Retirement Date; or
(ii)	to transfer the Commuted Value of the deferred pension described in subsection (a)(i) to a Locked-In Retirement Fund.

If no election has been made, the DB Participant shall be deemed to have elected to receive a deferred pension pursuant to subsection (a)(i). Once an election to receive a deferred pension pursuant to subsection (a)(i) has been made, or deemed to have been made, by a DB Participant, it may be changed later at any time prior to retirement.

(b)	In addition to the foregoing, Section 2.1.3 shall apply.
(c)	The sum of any amount transferred under subsection (a)(ii) and any excess contributions transferred under subsection 2.1.3(b) shall not exceed the product of:
(i)	the annual amount of lifetime pension computed in accordance with subsection (a)(i), but limited to the product of subsection 2.4.4(a) times subsection 2.4.4(b); and
(ii)	the appropriate factor from the following table, or such other amount as determined from time to time under Revenue Rules:

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Attained Age at Date of Transfer	Factor
Under 50	9.0
50	9.4
51	9.6
52	9.8
53	10.0
54	10.2
55	10.4
56	10.6
57	10.8
58	11.0
59	11.3
60	11.5
61	11.7
62	12.0
63	12.2
64	12.4
65	12.4
66	12.0
67	11.7
68	11.3
69	11.0
70	10.6
71	10.3

For non-integral ages, the appropriate factor shall be determined on an interpolated basis.

If the DB Participant elects a transfer under subsection (a)(ii) and/or subsection 2.1.3(b) and the total amount intended to be transferred exceeds the maximum transferable amount determined above, such excess shall be paid to the DB Participant in cash.

2.8.3Early Commencement after Termination

Notwithstanding subsection 2.8.2(a), in the event a DB Participant terminates employment for any reason other than death or retirement and is thereupon entitled to

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receive a deferred pension, he must at any time during the 120-month period ending on his Normal Retirement Date elect to commence receiving:

(a)

the Actuarial Equivalent Value of his deferred lifetime pension calculated in accordance with Section 2.8.2(a)(i), and he shall not be entitled to the benefit of the provisions of Sections 2.4.2 and 2.4.7 in respect thereof, provided that in no event shall his immediate lifetime pension be greater than the lifetime pension amount calculated in accordance with subsection 2.4.2(a); and

(b)

the Actuarial Equivalent Value of his deferred bridge pension calculated in accordance with Section 2.8.2(a)(i), and he shall not be entitled to the benefit of the provisions of Sections 2.4.2 and 2.4.7 in respect thereof, provided that in no event shall his immediate bridge pension be greater than the bridge pension amount calculated in accordance with subsection 2.4.2(b).

For greater certainty, the DB Participant must elect a single pension commencement date applicable to his total DB Pension Benefits, notwithstanding that different early retirement provisions may be applicable to different components thereof.

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Article 2.9 – Optional DB Pension Benefits

2.9.1Permitted Optional Benefits

(a)

Subject to the other provisions of this Article 2.9, upon retirement, death, termination of employment, or termination of the Plan, a Former AEC Participant shall select in writing, or in the absence of such selection the Company shall select for him, to receive Optional DB Pension Benefits offered by the Company from the following permitted benefits which would be payable under Part 2 if:

(i)	Section 2.3.2, subsection 2.7.1(d)(i) or Section 2.8.3 permitted retirement within 15 years of Normal Retirement Date;
(ii)	the early retirement reduction applicable to lifetime pension benefits under subsection 2.4.2(a) or Section 2.8.3 were replaced by the early retirement reduction specified in subsection 2.4.4(c);
(iii)	the Former AEC Participant's Final Average Annual Earnings were replaced by his highest average compensation as set forth in Regulation 8504(2) of the Revenue Rules;
(iv)	the amount of bridge pension benefits provided under subsection 2.4.2(b), subsection 2.8.2(a)(i) or Section 2.8.3 were replaced by the maximum bridge pension benefits set forth in Section 2.4.5;
(v)	additional pre-retirement or post-retirement indexing of lifetime pension benefits were provided up to the limits set forth in Regulation 8503 of the Revenue Rules; and
(vi)	any combination of the above, including fractions of the above.
(b)

The Optional DB Pension Benefits offered to the Former AEC Participant for selection shall be determined by the Company but shall include, where possible within the provisions of subsection (a), at least two alternative approaches to applying the Former AEC Participant's Accumulated Optional Contributions in accordance with subsection (c).

(c)

The Optional DB Pension Benefits offered to a Former AEC Participant in accordance with subsections (a) and (b) shall be of Actuarial Equivalent Value to his Accumulated Optional Contributions as at the date of retirement, death, termination of employment or termination of the Plan. Such conversion of Accumulated Optional Contributions into Optional DB Pension Benefits shall be determined separately in respect of Optional DB Pension Benefits provided, and Accumulated Optional Contributions made, in respect of Pensionable Service rendered before 1990 and after 1989. Notwithstanding the foregoing provisions of this Section 2.9.1, if a Former AEC Participant terminates employment and elects to receive a deferred pension from

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the Plan, the conversion of his Accumulated Optional Contributions into Optional DB Pension Benefits shall be deferred until his date of retirement.

2.9.2Forfeitures

If a Former AEC Participant's Accumulated Optional Contributions exceed the Commuted Value of the Optional DB Pension Benefits that may be provided in accordance with Section 2.9.1, the excess Accumulated Optional Contributions shall be forfeited by the Former AEC Participant and shall remain in the Plan to support the provision of DB Pension Benefits to all DB Participants or be applied by the Company in accordance with Section 1.7.6.

2.9.3Portability Right

Subject to Section 2.9.2, Optional DB Pension Benefits shall be transferable in accordance with, at the same time, and subject to the same conditions and limitations specified in, Sections 2.4.9, 2.7.1 and 2.8.2, except that Optional DB Pension Benefits are not required to be transferred to a Locked-In Retirement Fund, and may instead be payable, at the election of the Former AEC Participant or Spouse, as applicable, in a lump sum.

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Part 3 – Defined Contribution Provisions

Article 3.1 – Required DC Contributions

3.1.1Employee Required DC Contributions

No DC Participant shall make Required DC Contributions on or after January 1, 2003. Effective January 1, 2003, Required DC Contributions made by a DC Participant to a Prior Plan prior to that date have been transferred to his Employee Account.

3.1.2Disability

(a)

In the event a DC Participant became totally disabled prior to January 1, 2003 under the PEC Plan, as certified by a qualified medical doctor licensed to practice medicine in Canada and as recognized by the Company's long-term disability insurance provider with effect prior to January 1, 2003, he shall not be required to contribute to the Plan for the period of time during which he is in receipt of benefits from the Company's long-term disability plan. Instead, subject to Article 3.3, the Company shall make the Required DC Contributions formerly required under the PEC Plan on the DC Participant's behalf based on 4% of his Disability Earnings. If such DC Participant was employed on a Part-time basis at the date of disability, the Company shall make such Required Contributions as though the DC Participant remained a Part-time Employee throughout the period of disability.

(b)

In no event, however, shall the Company make Required DC Contributions on the DC Participant's behalf in accordance with the above paragraph after the earlier of the DC Participant's Normal Retirement Date and the date of termination of the Plan.

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Article 3.2 – Employer Contributions

3.2.1Employer Contributions

(a)

Subject to subsection (b), Section 3.2.2, Section 3.2.3 and Article 3.3, the Company shall contribute on behalf of a DC Participant during each Plan Year, or fraction thereof (to the nearest full month), an amount equal to 8% of such DC Participant's Earnings or Disability Earnings.

(b)

Notwithstanding subsection (a), if a DC Participant became totally disabled, prior to January 1, 2003 while participating in the PEC Plan, as certified by a qualified medical doctor licensed to practice medicine in Canada and as recognized by the Company's long-term disability insurance provider with effect prior to January 1, 2003, the Company contributions made in respect of the period of total disability which falls after the date the DC Participant attains 25 years of relevant service shall equal 10% of such DC Participant's Disability Earnings.

Relevant service for this purpose means the sum of:

(i)	The DC Participant's Continuous Service; and
(ii)

The DC Participant's prior employment service with other employers, to the extent such service is considered and approved by the Company to be relevant to the DC Participant's position with the Company.

3.2.2Allocation of Forfeiture Account

At the discretion of the Company and subject to Applicable Pension Laws, the balance of the Forfeiture Account shall, within the time limits specified in the Revenue Rules:

(a)	to the extent allowed be returned to the Company; or
(b)	be used to reduce the contributions of the Company otherwise required under Part 3.

3.2.3Use of Excess Assets to Provide Contributions

Subject to Section 1.7.6, the Company may provide for the contributions recommended to be made under Part 3 to be made from Excess Assets via the transfer of monies from the defined benefit segment of the Fund to the defined contribution segment of the Fund.

3.2.4Limited Liability

Subject to Applicable Pension Laws, the liability of the Company at any time in respect of a DC Participant shall be limited to such contributions as should have been made under Sections 3.1.2 and 3.2.1, as applicable, by the Company to that DC Participant's Accounts.

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Article 3.3 – Maximum Contributions

3.3.1Maximum Contribution Limit

(a)

For the purposes of Articles 3.1 and 3.2, the maximum contribution limit in respect of any calendar year shall be 18% of the DC Participant's Earnings and/or Disability Earnings, as applicable, in that calendar year, subject to the money purchase maximum dollar limit specified in the Revenue Rules as is applicable in that calendar year.

(b)

The maximum contribution limit calculated in accordance with subsection (a) shall be reduced by the amount of the DC Participant's expected Pension Adjustment, as defined in the Revenue Rules, for any other benefits accrued or contributions made in the calendar year under this Plan or any other registered pension plan or deferred profit sharing plan of the Company.

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Article 3.4 – Accounts

3.4.1DC Participant Accounts

Individual accounts shall be maintained by the Funding Agency in the Fund with respect to each DC Participant, as follows:

(a)	The DC Participant's Required DC Contributions made under a Prior Plan, if any, shall be allocated to the DC Participant's Employee Account.
(b)	The contributions of the Company made in accordance with Sections 3.1.2 and 3.2.1, including amounts transferred from:
(i)	Plan the Forfeiture Account in accordance with Section 3.2.2;
(ii)	Excess Assets in accordance with Section 3.2.3; and
(iii)	a DC Participant's company account, if any, transferred to the Plan from a Prior;
(iv)	shall be allocated to the DC Participant's Company Account.

3.4.2Voluntary Accounts

(a)	Individual accounts shall be maintained by the Funding Agency in the Fund with respect to each DB or DC Participant, as follows:
(i)

The DB Participant's voluntary contributions made under the AEC Plan or transferred into the AEC Plan from a previous employer's pension plan on a non-locked-in basis shall be allocated to the DB or DC Participant's Voluntary Account. Notwithstanding any other provision of the Plan to the contrary, such Voluntary Account may be paid out at retirement, death, termination of employment or termination of the Plan to the Participant or his Designated Beneficiary, as applicable, in a lump sum or such other form as may be required by Applicable Pension Laws.

(ii)

A DB or DC Participant's voluntary contributions transferred into the AEC Plan from a previous employer's pension plan on a locked-in basis shall be allocated to the DB or DC Participant's Voluntary Locked-In Account.

(b)	No further contributions, transfers or allocations may be made to a DB or DC Participant's Voluntary Account or Voluntary Locked-In Account.
(c)	If a DB Participant has a Voluntary Account or a Voluntary Locked-In Account, he shall be deemed to be a DC Participant solely with respect to such Account(s).

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3.4.3Forfeiture Account

A separate account may be maintained by the Funding Agency in the Fund which represents the undistributed DC Participants' Company Accounts which were forfeited prior to September 1, 2014.

3.4.4Investment of Accounts

(a)

The DC Participant's Accounts shall be invested, pursuant to directions provided by the DC Participant, in one or more investment options to be made available by the Funding Agency under the terms of the Funding Agreement. ln the absence of such directions, his Accounts shall be invested in one or more investment options to be selected by the Company, in accordance with the Applicable Pension Laws, for purposes of such default.

(b)

The Forfeiture Account shall be invested, pursuant to directions provided by the Company, in one or more investment options to be made available by the Funding Agency under the terms of the Funding Agreement.

3.4.5Valuation of Accounts

The value of each Account shall be determined or determinable by the Funding Agency or its agent at each Valuation Date. Valuation Dates shall occur at such times as may be required or permitted by the Funding Agreement, but not less frequently than monthly. The value of each Account shall be computed in accordance with the terms of the Funding Agreement and shall reflect any interest, gains and losses earned on the investment options selected pursuant to Section 3.4.4.

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Article 3.5 – Retirement Benefits

3.5.1Retirement

The retirement of a DC Participant shall occur if and when the earliest of the following occurs:

(a)	the DC Participant terminates employment on or after the DC Participant's Normal Retirement Date;
(b)	the Employee reaches his Latest Pension Commencement Date, regardless of whether he remains an Employee beyond such date;
(c)	the DC Participant terminates employment within the 10-year period immediately preceding his Normal Retirement Date, provided the DC Participant has reached his Vesting Date;

or

(d)	in the case where contributions are being made on the DC Participant's behalf in accordance with Section 3.1.2, the DC Participant reaches his Normal Retirement Date.

3.5.2Distribution of Accounts

Upon retirement, the DC Participant shall be entitled to the distribution of the value of his Accounts, and, subject to subsection 3.4.2(a)(i):

(a)

the Company shall purchase a life annuity with the value of such DC Participant's Accounts, in accordance with Section 1.7.10. If the DC Participant has a Spouse at retirement the annuity purchased shall have a joint and survivor 60% payment form, unless such Spouse has completed a spousal waiver form in accordance with Applicable Pension Laws. No further contributions to the Plan shall be made by or on behalf of such DC Participant. Any DC Participant who has an annuity purchased with the value of his Accounts may be charged any reasonable fees or charges attributable to those Accounts, including the cost of purchase of such annuity. Such reasonable fees and charges may be payable from such Accounts in accordance with the terms and conditions set out from time to time by the Company; or

(b)

in lieu of the annuity purchase described in subsection (a), upon retirement such DC Participant may instead elect to transfer the value of his Accounts to a Locked-In Retirement Fund. Such election shall be made by the DC Participant within the time limits prescribed by Applicable Pension Laws.

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3.5.3Option to Remain a DC Participant

Notwithstanding Section 3.5.2 and subject to Section 3.5.4, a retired DC Participant may elect to maintain his Accounts until such time as he makes a transfer as described in subsection 3.5.2(b), but not later than his Latest Pension Commencement Date. Subject to Section 1.3.6, no further contributions to the Plan shall be made by or on behalf of such retired DC Participant.

3.5.4Transfers at the Company's Discretion

Notwithstanding Section 3.5.3, the Company may, at their discretion, upon retirement, transfer the value of a DC Participant's Accounts to a Locked-in Retirement Fund in accordance with Applicable Pension Laws.

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Article 3.6 – Death Benefits

3.6.1Death Benefits

(a)

In the event a DC Participant whose Designated Beneficiary is not his Spouse dies prior to the distribution of the DC Participant's Accounts under any other Article, his Designated Beneficiary shall receive, in a lump sum, the value of the DC Participant's Accounts determined as of the Valuation Date that is coincident with or immediately preceding the distribution of the DC Participant's Accounts.

(b)

Subject to subsection 3.4.2(a)(i), in the event a DC Participant whose Designated Beneficiary is his Spouse dies prior to the distribution of the DC Participant's Accounts under any other Article of the plan, his Spouse shall receive, by way of a transfer to a Locked-In Retirement Fund, the value of the DC Participant's Accounts determined as of the Valuation Date that is coincident with or immediately preceding the distribution of the DC Participant's Accounts.

In relation to a DC Participant employed by the Company in Saskatchewan, on the date of death, the Spouse may choose, in lieu of a transfer to a Locked-In Retirement Fund, or to an insurance company, to receive, in a lump sum, the value of the DC Participant's Accounts determined as of the Valuation Date that is coincident with or immediately preceding the distribution of the DC Participant's Accounts.

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Article 3.7 – Termination Benefits

3.7.1INTENTIONALLY DELETED

3.7.2Termination

(a)

Subject to subsection 3.4.2(a)(i), in the event a DC Participant terminates employment for any reason other than death or retirement, the DC Participant may receive the value of his Accounts by way of a transfer to a Locked-In Retirement Fund.

(b)

Notwithstanding subsection (a) but subject still to subsection 3.4.2(a)(i), such terminated DC Participant may elect to maintain his Accounts until such time as he elects to transfer the value of his Accounts to a Locked-In Retirement Fund, but not later than his Latest Pension Commencement Date. Subject to Section 1.3.6, no further contributions to the Plan shall be made by or on behalf of such terminated DC Participant.

(c)

Notwithstanding subsection (a) and (b), with respect to an Employee who becomes a DC Participant after August 10, 2006, the Company may, at their discretion, upon termination of membership, transfer the value of a DC Participant's Accounts to a Locked-in Retirement Fund in accordance with Applicable Pension Laws.

(d)

For the purposes of this Section 3.7.2, the value of a DC Participant's Accounts shall be determined as of the Valuation Date that is coincident with or immediately preceding the distribution of the DC Participant's Accounts.

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Appendix A – Mitigation of Maximum Defined Benefit Provisions

1.	Application

This Appendix A shall apply only to a DB Participant whose DB Pension Benefits are constrained pursuant to Sections 2.4.4 to 2.4.6.

2.	Principle

A DB Participant whose DB Pension Benefits are so constrained shall be granted, to the extent possible in accordance with paragraph 3 below, additional pension benefits which are of Actuarial Equivalent Value to the DB Pension Benefits which would have been provided under the Plan were it not for the application of Sections 2.4.4 to 2.4.6.

3.	Additional Pension Benefits

The additional pension benefits granted shall be determined by the Company, in its sole discretion, and shall consist of additional pre-retirement or post-retirement indexing of DB Pension Benefits up to the limits set forth in Regulation 8503 of the Revenue Rules.

4.	Portability

The additional pension benefits described in this Appendix A shall be taken into account in determining any Commuted Value or Actuarial Equivalent Value.

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Appendix B – Involuntary Termination of Employment

1.	Application

Subject to paragraph 2, the provisions of this Appendix B shall apply to a DB Participant whose employment is involuntarily terminated by the Company.

2.	Additional Pension Benefits

If the Company terminates the employment of a DB Participant, the Company may, in its sole discretion, grant one or more of the following improvements:

(a)	the improvements listed in subsection 2.9.1(a);
(b)

additional lifetime pension benefits determined by granting Pensionable Service to the DB Participant for any period of Continuous Service prior to eligibility to join the Plan, and prior to January 1, 1990, subject to the limits imposed by Regulation 8504 of the Revenue Rules; and

(c)

additional lifetime pension benefits determined by increasing the DB Participant's lifetime pension in respect of Pensionable Service prior to January 1, 1990, subject to the limits imposed by Regulation 8504 of the Revenue Rules.

The additional pension benefits provided may, to the extent considered appropriate by the Company, seek to mitigate the adverse impact of the DB Participant's involuntary termination.

3.	Portability

The additional pension benefits described in this Appendix B shall be taken into account in determining any Commuted Value or Actuarial Equivalent Value.

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Appendix C – Provisions for Defined Class

1.	Definitions and Option to Join
(a)	In this Appendix C, the following terms shall, unless the context clearly indicates otherwise, have the following meanings:
(i)

"Executive DB Participant" means a DB Participant who is a Senior Vice President or higher, or the equivalent thereof, with the Company or who was an executive defined benefit participant under the PEC Plan.

(ii)

"Executive DC Participant" means a DC Participant who is a Senior Vice President or higher, or the equivalent thereof, with the Company or who was an executive defined contribution participant under the PEC Plan.

(b)

A DB Participant or DC Participant who is also an Executive DB Participant or Executive DC Participant shall be deemed to have been an Executive DB Participant or Executive DC Participant from the earliest of the following dates:

(i)	July 1, 1997 if the DB Participant or DC Participant was an executive defined benefit or executive defined contribution participant under the PEC Plan;
(ii)	January 1, 2002 if the DB Participant or DC Participant was an Executive DB Participant or Executive DC Participant on December 31, 2002; and
(iii)	in any other case, the date of appointment as a Senior Vice President or higher with the Company, but not sooner than January 1, 2003.
(c)

Notwithstanding any provision of the Plan to the contrary, a Senior Vice President or higher, or the equivalent thereof, with the Company shall, with the Company's approval, have the option, at date of hire only, not to join the Plan. An Employee so electing may change his election later, but not retroactively, and join the Plan on the first day of any month coincident with or immediately following his election to join the Plan.

2.	Earnings

Notwithstanding any provision of the Plan to the contrary, for any period during which a DB Participant or DC Participant is deemed to be an Executive DB Participant or Executive DC Participant, his monthly Earnings for purposes of the Plan shall include his variable pay actually paid in such period. Notwithstanding the foregoing sentence:

(a)

the amount of variable pay included in his Earnings in any month shall not exceed the annual maximum pensionable variable pay rate applicable to his position with the Company, as determined from time to time by the Company as at the end of the calendar year preceding the month of payment of such variable pay; and

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(b)

the number of variable payments included in his Earnings shall not exceed five, and where the number of variable payments included in his Earnings would otherwise exceed five, only the five variable payments, which produce the highest Final Average Annual Earnings determined after the application of subparagraph (a), shall be included in his Earnings.

3.	Transfer of Membership Between Provisions

Notwithstanding any provision of the Plan to the contrary, a DC Participant who is an Executive DC Participant on January 1, 2003 shall be entitled to elect to discontinue accruing DC Pension Benefits and to become a DB Participant accruing DB Pension Benefits. Any such election shall be made by the Executive DC Participant within 30 days immediately prior to January 1, 2003. In the event of such election, the effective date of the election shall be January 1, 2003. The Executive DC Participant so electing shall be required to leave his benefits accrued under Part 3 prior to January 1, 2003 in his Accounts until such time as he retires, dies or terminates employment.

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Appendix D – Provisions for Members of Predecessor Plans

1.	Definitions

In this Appendix D, the following terms shall, unless the context clearly indicates otherwise, have the following meanings:

(a)

"Former Altana Participant" means a DB Participant who formerly participated in the Altana Exploration Ltd. Employee Retirement Plan and whose defined benefit entitlements thereunder were assumed by the PEC Plan.

(b)

"Former CPL Participant" means a DB Participant who formerly participated in the Canadian Pacific Limited Pension Plan and whose defined benefit entitlements thereunder were absorbed into the PEC Plan.

2.	Application

All terms and conditions of the Plan shall govern a Former Altana Participant or Former CPL Participant, except as may be specifically modified by the provisions of this Appendix D. For greater certainty, Sections 2.4.4 to 2.4.6 shall continue to apply, unmodified, to a Former Altana Participant or Former CPL Participant.

3.	Grandfathering of Altana Pension Formula

DB Pension Benefits earned by a Former Altana Participant in respect of service prior to January 1, 2001 shall be determined in accordance with the defined benefit pension formula contained in the former Altana Exploration Ltd. Employee Retirement Plan.

4.	Grandfathering of CPL 85-Point Rule

If a Former CPL Participant is actively employed by the Company and elects to retire pursuant to Section 2.3.2, and if the sum of such Former CPL Participant's age and Pensionable Service is at least 85 years, no early retirement reduction shall be applied to such Former CPL Participant's lifetime pension under Part 2.

5.	Grandfathering of CPL Indexing

A retired Former CPL Participant, or the surviving Spouse or Designated Beneficiary thereof, shall be entitled to annual indexing of the lifetime pension payable under Part 2 commencing on the January 1 coincident with or next following the later of:

(a)	the date on which the Former CPL Participant attained, or would have attained if he had survived, age 65; and
(b)	the fifth anniversary of the Former CPL Participant's date of retirement.

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The amount by which such lifetime pension shall be increased on each January 1 shall be calculated by multiplying:

(c)	such lifetime pension, to a maximum of:
(i)	$1,500; plus
(ii)

75% of the amount of lifetime pension payable to the Former CPL Participant which is in excess of $1,500 and which is in respect of pensionable service recognized under the Canadian Pacific Limited Pension Plan on and after January 1, 2001; by

(d)	50% of the annual rate of increase of the Consumer Price Index during the 12-month period ending on the immediately preceding September 30, to a maximum of 3%.

Such indexing shall be taken into account in determining any Commuted Value or Actuarial Equivalent Value. Notwithstanding anything contained elsewhere in this paragraph 5 of Appendix D, if mandatory indexing is legislated by the Parliament of Canada or a Canadian province, or if indexing adjustments are granted by the Company pursuant to Article 2.4.7, the indexing arrangement set out in this paragraph 5 of Appendix D shall be integrated with such other mandatory or voluntary indexing so that the total indexing provided does not exceed the greater of the indexing set out in this paragraph 5 of Appendix D and the level of mandatory and voluntary indexing that would be provided in the absence of this paragraph 5 of Appendix D.